May 22, 1998







Securities and Exchange Commission
450 Fifth Street, N.W.
Judiciary Plaza
Washington, D.C.  20549

                  Re:      American Pacific Corporation -
                           Registration Statement On Form S-8
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Ladies and Gentlemen:

                  Reference is made to the Registration Statement on Form S-8 (the "Registration Statement"), filed on the date hereof with the Securities and Exchange Commission by American Pacific Corporation, a Delaware corporation (the "Company"). The Registration Statement relates to an aggregate of 600,000 shares (the "Shares") of common stock, par value $.10 per share (the "Common Stock"), of the Company to be issued and sold by the Company in accordance with its 1997 Stock Option Plan (the "Plan") and certain option agreements between the Company and executive officers and directors parties thereto (the "Option Agreements").

                  We advise you that we have examined originals or copies certified or otherwise identified to our satisfaction of the Certificate of Incorporation and By-laws of the Company, each as amended to date, minutes of meetings of the Board of Directors and stockholders of the Company, the Plan, the Option Agreements and such other documents, instruments and certificates of officers and representatives of the Company and public officials, and we have made such examination of law, as we have deemed appropriate as the basis for the opinion hereinafter expressed. In making such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to original documents of documents submitted to us as certified or photostatic copies.



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Securities and Exchange Commission
May 22, 1998
Page -2-



                  Based upon the foregoing, we are of the opinion that the Shares, when issued and paid for in accordance with the terms and conditions set forth in the Plan and the Option Agreements, will be duly and validly issued, fully paid and non-assessable.

                  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                  We advise you that Victor M. Rosenzweig, a member of this firm, is a Director of the Company and holds shares of Common Stock and options to purchase Common Stock of the Company.


                                       Very truly yours,



                                    /S/ OLSHAN GRUNDMAN FROME & ROSENZWEIG LLP
                                    ------------------------------------------
                                        OLSHAN GRUNDMAN FROME & ROSENZWEIG LLP